EXHIBIT 99.3


NEWS RELEASE                                                         [AT&T LOGO]
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FOR RELEASE WEDNESDAY, JULY 18, 2001
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                  AT&T BOARD UNANIMOUSLY REJECTS COMCAST BID;
                     AUTHORIZES EXPLORATION OF ALTERNATIVES


        DENVER -- AT&T announced today that, at a regularly scheduled meeting, its Board of Directors unanimously voted to reject Comcast Corporation's proposal to acquire AT&T Broadband.

        After careful review, and based in part on the advice and analysis of its financial advisors, Credit Suisse First Boston Corporation and Goldman, Sachs & Co., the Board determined that Comcast's proposal did not reflect the full value of AT&T Broadband. The Board was also concerned by the corporate governance issues arising from Comcast's multi-tier voting structure. The Board instructed AT&T management to communicate its decision to Comcast.

        The company said that its Board has directed management to explore financial and strategic alternatives relating to AT&T Broadband, including the previously announced restructuring plans. The Board's goal in exploring these alternatives is to provide the greatest long-term value to shareholders.

        In view of these decisions, the AT&T Board of Directors also announced that it has decided to delay finalizing and mailing to shareowners the proxy materials for its current restructuring plans. The Board emphasized that it remains committed to separating AT&T Consumer and AT&T Business from AT&T Broadband and to creating a separate tracking stock designed to represent the financial performance of AT&T Consumer.

                                  #     #     #

The full text of the letter sent to Ralph and Brian Roberts is attached.

Mr. Ralph Roberts, Chairman
Mr. Brian Roberts, President
Comcast Corporation
1500 Market Street
Philadelphia, Pa. 19102-2148

Dear Ralph and Brian,

        Our Board of Directors today considered your July 8, 2001 proposal to acquire AT&T Broadband and unanimously voted to reject it.

        After careful review, and based in part on the advice and analysis of our financial advisors, Credit Suisse First Boston and Goldman, Sachs & Co., the Board determined that your proposal does not reflect the full value of AT&T Broadband. Further, the Board is concerned that Comcast's multi-tier voting structure would put AT&T shareowners at a disadvantage in matters of corporate governance.

        In light of public interest in your proposal, we are publicly releasing the text of this letter, along with the attached news release on the Board's decision.

Sincerely,
C. Michael Armstrong
AT&T Chairman and CEO

EDITOR'S NOTE:

AT&T will announce second quarter 2001 earnings on Monday, July 23 at 4:15 p.m. EDT. AT&T executives will host an analyst conference call at 5:30 p.m. to discuss the company's results. To access the call, please dial 888-428-4470 (domestic) or 612-288-0340 (international). A replay will be available beginning at 10:00 p.m. EDT on Monday, July 23 until midnight on Wednesday, July 25. To access the replay, please visit www.att.com/ir or dial 800-475-6701, access code: 595760 (domestic) or 320-365-3844, access code: 595760 (international).

On Tuesday, July 24 at 1:00 p.m. EDT, AT&T will present a comprehensive financial and operational update on its Broadband business via conference call and web cast. Executive team members from AT&T and AT&T Broadband will present the current status and future view of the business and answer questions. The slide presentation referenced during the briefing will be available via AT&T's web site shortly before 1:00 p.m. Presentation slides and audio will also be available for downloading. To access the call, please dial 877-209-9920 (domestic) or 612-332-0725 (international) or web cast at www.att.com/ir. A replay will be available beginning at 5:00 p.m. EDT on Tuesday until midnight on Thursday, July 26. To access the replay, please visit www.att.com/ir or dial 800-475-6701, access code: 595485 (domestic) or 320-365-3844, access code:
595485 (international).